UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30684	20-1303994
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2012, Oclaro, Inc. (“Oclaro”) entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”), by and among Opnext, Inc. (“Opnext”), Tahoe Acquisition Sub, Inc., a newly formed wholly owned subsidiary of Oclaro (“Merger Sub”) and Oclaro, pursuant to which Oclaro and Opnext will combine their businesses through a merger of Merger Sub with and into Opnext (“Merger”).

Merger Agreement

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, by virtue of the Merger and without any action on the part of any stockholder, each share of common stock of Opnext, par value $0.01 per share (“Opnext Common Stock”), will be converted into the right to receive 0.42of a share of common stock of Oclaro (the “Exchange Ratio”), par value $0.01 per share (“Oclaro Common Stock”). Options to purchase Opnext Common Stock will be assumed by Oclaro pursuant to the terms of the Merger Agreement. Stock appreciation rights with respect to Opnext Common Stock and restricted stock units of Opnext will be converted into stock appreciation rights with respect to Oclaro Common Stock and restricted stock units of Oclaro pursuant to the terms described in the Merger Agreement.

Each of Opnext and Oclaro has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants: (a) to conduct their respective businesses in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (b) not to engage in certain kinds of transactions during such period; (c) to convene and hold meetings of the stockholders of each of Opnext and Oclaro to approve the transaction; and (d) that, subject to certain exceptions, the Boards of Directors of Opnext and Oclaro will each recommend that their respective stockholders approve the transaction.

Consummation of the Merger is subject to customary conditions, including: (a) the adoption of the Merger Agreement by the stockholders of Opnext and the approval by the stockholders of Oclaro of the issuance of shares of Oclaro common stock and of a Certificate of Amendment to Oclaro’s Certificate of Incorporation in connection with the Merger; (b) expiration of the waiting period under U.S. antitrust laws; (c) absence of any applicable restraining order or injunction prohibiting the Merger; (d) the effectiveness of a registration statement on Form S-4; (e) the absence of material adverse effect with respect to each of Opnext and Oclaro; (f) the accuracy of the representations and warranties of each party, subject to specified materiality thresholds; (g) performance in all material respects by each party of its obligations under the Merger Agreement; and (h) the delivery of customary tax opinions from counsel to Opnext and Oclaro. The Merger Agreement contains certain termination rights for both Opnext and Oclaro in certain circumstances, some of which would require Opnext or Oclaro to pay the other a termination fee of $6,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Voting Agreements

At the same time that the Merger Agreement was entered into, each of the directors and executive officers of Opnext and certain related entities (the “Specified Opnext Stockholders”) entered into a Voting Agreement (the “Opnext Voting Agreement”) with Oclaro and each of the directors and certain executive officers of Oclaro (the “Specified Oclaro Stockholders”) entered into a Voting Agreement (the “Oclaro Voting Agreement”) with Opnext. There are approximately 35,092,924 shares of Opnext Common Stock (representing approximately 39% of the outstanding shares of Opnext Common Stock) subject to the Opnext Voting Agreements. There are approximately 417,817 shares of Oclaro Common Stock (representing approximately 0.8% of the outstanding shares of Oclaro Common Stock) subject to the Oclaro Voting Agreements.

The Opnext Voting Agreement provides that each of the Specified Opnext Stockholders will vote his/her Opnext Common Stock in favor of the adoption of the Merger Agreement and against any alternative transaction with respect to Opnext. The Opnext Voting Agreement will terminate upon the date of the earliest of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the effectiveness of the Merger; (c) the change in recommendation by the Board of Directors of Opnext pursuant to Section 5.2(c)(i) of the Merger Agreement in the context of a superior offer for Opnext; or (d) an amendment of the Merger Agreement decreasing the Exchange Ratio or otherwise materially and adversely affecting the applicable Specified Opnext Stockholder.

The Oclaro Voting Agreement provides that each of the Specified Oclaro Stockholders will vote his/her Oclaro Common Stock in favor of the issuance of Oclaro Common Stock pursuant to the Merger Agreement, in favor of the Certificate of Amendment of Oclaro’s Certificate of Incorporation and against any alternative transaction with respect to Oclaro. The Oclaro Voting Agreement will terminate upon the date of the earliest of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the effectiveness of the Merger; (c) the change in recommendation by the Board of Directors of Oclaro pursuant to Section 5.3(c)(i) of the Merger Agreement in the context of a superior offer for Oclaro; or (d) an amendment of the Merger Agreement increasing the Exchange Ratio or otherwise materially and adversely affecting the applicable Specified Oclaro Stockholder.

The foregoing description of the Opnext Voting Agreement and the Oclaro Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Opnext Voting Agreement and the Oclaro Voting Agreement, forms of which are filed as Exhibits 99.1 and 99.2 hereto respectively and are incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. We have included the above summary of certain terms of the Merger Agreement and attached the Merger Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Merger Agreement. This summary and report are not intended to modify or supplement any factual disclosures about Opnext or Oclaro in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Opnext or Oclaro. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Oclaro and Opnext. In connection with the proposed transaction, Oclaro and Opnext plan to file documents with the SEC, including the filing by Oclaro of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and each of Oclaro and Opnext plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Oclaro and Opnext are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Oclaro and Opnext because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the documents filed with the SEC on Oclaro’s website at www.oclaro.com or Opnext’s website at www.opnext.com or the SEC’s website at www.sec.gov. Oclaro, Opnext and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Oclaro is also included in Oclaro’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on September 9, 2011, and additional information regarding the directors and executive officers of Opnext is also included in Opnext’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on January 26, 2012, respectively.

Item 8.01. Other Events.

On March 26, 2012, Oclaro and Opnext issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the joint press release of Oclaro and Opnext announcing the execution of the Merger Agreement is included herein as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 26, 2012, among Oclaro, Inc., Tahoe Acquisition Sub, Inc. and Opnext, Inc.

99.1	Form of Opnext Voting Agreement

99.2	Form of Oclaro Voting Agreement

99.3	Press Release dated March 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oclaro, Inc.

Date: March 26, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 26, 2012, among Oclaro, Inc., Tahoe Acquisition Sub, Inc. and Opnext, Inc.

99.1	Form of Opnext Voting Agreement

99.2	Form of Oclaro Voting Agreement

99.3	Press Release dated March 26, 2012